EXHIBIT  10.83


	  Loan Agreement


	  dated as of April 1, 1994


	  between



	  Grapevine Industrial Development Corporation


	  and



	  Trencor Jetco, Inc.





	  $8,000,000
	  Industrial Development Revenue Bonds, Series 1994
	  (Trencor Jetco, Inc. Project)


  Loan Agreement dated as of April 1, 1994, between
Grapevine Industrial Development

	  Corporation (Issuer), a Texas non-profit corporation and instrumentality of the City of Grapevine, Texas (the "Unit"), and Trencor Jetco, Inc., a Texas corporation (the Company).

	  	WHEREAS, the Issuer is a constituted authority and instrumentality acting on behalf of the Unit and has been organized pursuant to the Development Corporation Act of 1979, Article 5190.6
Tex. Rev. Civ. Stat. ann, as amended (the "Act"); and

	  	WHEREAS, the Issuer is authorized under the Act to issue and sell its bonds and to lend the proceeds thereof to assist the Unit in its economic development and to carry out the public purposes of the Act, including, among others, the financing of manufacturing and industrial facilities; and

	  	WHEREAS, the Company has requested financial assistance from the Issuer to finance a project (the "Project") as described in Exhibit A hereto; and

	  	WHEREAS, the Issuer is authorized by the Act to finance the Project for the Company by issuing its bonds and loaning the proceeds thereof to the Company; and

	  	WHEREAS, the Issuer intends to issue its industrial development revenue bonds, to be known generally as "Grapevine Industrial Development Corporation Industrial Development Revenue Bonds,
Series 1994 (Trencor Jetco, Inc. Project)" (the "Bonds"), the proceeds of which will be utilized by the Company to pay costs of the Project; and
	  	WHEREAS, the Bonds will be issued under the terms of an Indenture of Trust (the "Indenture") of even date herewith between the Issuer and Bank One, Texas, NA, as trustee (the "Trustee"); and

  	Accordingly, the Issuer and the Company hereby agree as follows:


	  Article I
	  Definitions

	  	For all purposes of this Agreement, unless the context clearly requires otherwise, all terms defined in Article I of the Indenture have the same meanings in this Agreement.


	  Article II
	  Representations

  	Section 2.1.  Representations of Issuer.  The Issuer
represents as follows:

  	(a)	The Issuer (1) is duly organized and existing under
the laws of the State, (2) has full power and authority to enter into the transactions contemplated by this Agreement, the Tax

	  Agreement, the Offering Agreement, and the Indenture and to carry out its obligations under this Agreement, the Tax Agreement, the Offering Agreement, and the Indenture, including the issuance of the Bonds, (3) is not in default under any provisions of the laws of the State, and (4) by proper corporate action has duly authorized the execution and delivery of this Agreement, the Bonds, the Tax Agreement, the Offering Agreement, and the Indenture.

  	(b)	Under existing statutes and decisions, no taxes on
income or profits are imposed on the Issuer. The Issuer will not knowingly take or omit to take any action reasonably within its control which action or omission would impair the exclusion of interest paid on the Bonds from the federal gross income of the owners of the Bonds.

	(c)	Neither the execution and delivery by the Issuer of
this Agreement, the Indenture, the Tax Agreement, or the Offering
Agreement nor the consummation by the Issuer of the transactions contemplated hereby or thereby conflicts with, will result in a breach of or default under or will (except with respect to the lien of the Indenture) result in the imposition of any lien on any property of the Issuer pursuant to the terms, conditions or provisions of any statute, order, rule, regulation, agreement or instrument to which the Issuer is a party or by which it is bound.

  	(d)	Each of this Agreement, the Tax Agreement, the
Offering Agreement, and the Indenture has been duly authorized, executed, and delivered by the Issuer and each constitutes the legal, valid, and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

  	(e)	There is no litigation or proceeding pending, or to
the knowledge of the Issuer threatened, against the Issuer, or to the knowledge of the Issuer affecting it, which would adversely affect the validity of this Agreement, the Indenture, the Tax
Agreement, the Offering Agreement, or the Bonds or the ability of the Issuer to comply with its obligations under this Agreement, the Indenture, the Tax Agreement, the Offering Agreement, or the Bonds.

  	(f)	The Issuer is not in default under any of the
provisions of the laws of the State which would affect its existence or its powers referred to in the preceding subsection (a).

 	(g)	The Issuer hereby finds and determines that, based
on representations of the Company,
all requirements of the Act have been complied with and that the financing of the Project through the issuance of the Bonds will further the public purposes of the Act.

  	(h)	No member, director, officer, or official of the
Issuer has any interest (financial, employment or other) in the Company or the transactions contemplated by this Agreement.

  	(i)	The Issuer will apply the proceeds from the sale of
the Bonds as specified in the Indenture and this Agreement. So long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Issuer will not issue or sell any bonds or obligations, other than the Bonds, the principal of or premium, if any, or interest on which will be payable from the property described in the granting clause of the Indenture.

  	(j)	The Project is wholly located within the corporate
limits of the Unit.

  	(k)	The representations and warranties of the Issuer
contained in the Offering Agreement are incorporated by reference herein and are true and correct in all material respects on the Closing Date.

  	Section 2.2. Representations of Company. The Company represents as follows:

  	(a)	The Company (1) is a corporation duly
incorporated and in good standing in the State of Texas, (2) is duly qualified to transact business and in good standing in the State, (3) is not in violation of any provision of its certificate of incorporation or its by-laws, (4) has full corporate power to own its properties and conduct its business, (5) has full legal right, power, and authority to enter into this Agreement, the Reimbursement Agreement, the Tax
Agreement, the Remarketing Agreement, and the Offering Agreement and consummate all transactions contemplated by this Agreement, the Reimbursement Agreement, the Tax Agreement, the Remarketing Agreement, and the Offering Agreement and (6) by proper corporate action has duly authorized the execution and delivery of this Agreement, the Reimbursement Agreement, the Tax
Agreement, the Remarketing  Agreement, and the Offering Agreement .

  	(b)	Neither the execution and delivery by the Company
of this Agreement, the Reimbursement Agreement, the Tax Agreement, the Remarketing Agreement, or the Offering Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby conflicts with, will result in a breach of or default under, or will result in the imposition of any lien on any property of the Company pursuant to the certificate of incorporation or by-laws of the Company or the terms, conditions or provisions of any statute, order, rule, regulation, agreement, or instrument to which the Company is a party or by which it is bound.

  	(c)	This Agreement, the Reimbursement Agreement,
the Tax Agreement, the Remarketing Agreement, and the Offering
Agreement have been duly authorized, executed, and delivered by the Company and constitute the legal, valid, and binding obligations of the Company in accordance with its terms.

  	(d)	There is no litigation or proceeding pending, or to
the knowledge of the Company threatened, against the Company which could adversely affect the validity of this Agreement, the Reimbursement Agreement, the Tax Agreement, the Remarketing
Agreement, or the Offering Agreement or the ability of the Company to comply with its obligations under this Agreement, the Reimbursement Agreement, the Tax Agreement, the Remarketing
Agreement, or the Offering Agreement.

  	(e)	The information contained in the Tax Agreement,
the Project Certificate, and all other written information relating to the Project provided by the Company to the Issuer and Bond Counsel for the Bonds is true and correct.

	(f)	The Project is wholly located within the corporate
limits of the Unit.

	(g)	The representations and warranties of the
Company contained in the Offering Agreement are incorporated by reference herein and are true and correct in all material respects on the Closing Date.

  	(h)	The Company agrees that at all times during the
terms of this Agreement it will operate the Project in compliance with the Act.

	  (i)	The Project is of the type authorized and permitted
by the Act.

	  (j)	The Company will not take or permit to be taken
any action which would have the effect, directly or indirectly, of subjecting interest on any of the Bonds to federal income taxation.

  	(k)	The Project complies with all presently applicable
building and zoning ordinances, or is permitted as a special exception under such building and zoning ordinances.

  	(l)	The Company agrees to cooperate with the Issuer
in the performance of the Issuer's obligations under the Indenture.

	  (m)	The Company will comply in all material respects
with the requirements of all federal, state and local environmental and health and safety laws, rules, regulations, and orders applicable to or pertaining to the Project.

  	(n)	The Company hereby agrees (a) to take or cause to
be taken all actions necessary or  appropriate in order to fully comply with
Section 5.10 of the Indenture and (b) if required to do so under Section 5.10 of the Indenture, to designate and retain, at the Company's expense, a certified public accountant, financial analyst, or Bond Counsel, or any firm of the foregoing, experienced in making the arbitrage and rebate calculations required under the Code (a "Rebate Analyst") acceptable to the Trustee for the purpose of making any and all calculations required under Section 5.10 of the Indenture. Such calculations, if required, shall be made in the manner and at such times as specified in Section 5.10 of the Indenture. The Company hereby agrees to cause the Rebate Analyst to provide such calculations to the Trustee at such times and with such directions as are necessary to fully comply with the arbitrage and rebate requirements set forth in Section 5.10 of the Indenture and fully to comply with section 148 of the Code.

  	The Company specifically covenants to comply with the covenants and procedures set forth in Section 5.10 of the Indenture and to deposit in the Rebate Fund such amounts as may be necessary to increase the amount in deposit in the Rebate Fund to the rebate requirement at such times as are required under Section 5.10 of the Indenture.


	  Article III
	  Construction and Operation of the Project

  	Section 3.1. Construction of Project. The Company hereby agrees to acquire and construct the Project in accordance with this Article III, substantially in accordance with the plans and specifications therefor prepared by it including any and all supplements, amendments, and additions (or deletions) thereto (or therefrom); provided, however, that such other facilities and property contemplated by such supplements, amendments, additions, or deletions to the plans and specifications shall not materially impair the effective use or character of the Project as contemplated by this Agreement or disqualify the Project as a project within the meaning of the Act, or result in the interest on any Bonds becoming includable in the gross income of the owners of the Bonds for federal income tax purposes.

  	In the event that Exhibit A hereto is to be amended or supplemented in accordance with the provisions of Section 9.01 of the Indenture, the Issuer will enter into, and will instruct the Trustee to consent to, an amendment of or supplement to Exhibit A hereto upon receipt of:

	      (i)	a copy of the proposed form of amendment or
supplement to Exhibit A hereto; and

      	(ii)	the written approving opinion of Bond Counsel to
the effect that such amendment or supplement will not have the effect of disqualifying the Project as a project within the meaning of the Act or result in the interest on the Bonds becoming includable in the gross income of the owners of the Bonds for federal income tax purposes.

  	Section 3.2. Operation of Project. The Company will not make any material change in its use of the Project from that described in Exhibit A unless the Trustee and the Issuer receive an opinion of Bond
Counsel to the effect that such change will not impair the exclusion of interest on the Bonds from the gross income of owners of the Bonds for federal income tax purposes.

	So long as the Company operates the Project, it will operate it as a "project" as contemplated by the Act and will operate the Project in such a manner such that it will not impair the exclusion of interest on the Bonds from gross income of the owners of the Bonds for federal income tax purposes.
 	Upon a sale of all or any portion of the Company"s interest in the Project, the Company will obtain the agreement of the purchaser of the Project or interest therein to comply with the provisions of this Section 3.2, regardless of whether such purchaser assumes the obligations of the Company under this Agreement generally.

  	Section 3.3. Establishment of Completion Date; Obligation of Company to Complete. The Completion Date shall be evidenced to the Trustee by a certificate signed by the Authorized Company Representative stating the Completion Date and the Cost of the Project and stating that
(i) construction of the Project has been completed substantially in accordance with the plans, specifications, and work orders therefor and all labor, services, materials, and supplies used in such construction have been paid for (other than costs and expenses for which payment has been withheld), (ii) all other facilities necessary in connection with the Project have been constructed, acquired, and installed in accordance with the plans, specifications, and work orders therefor and all costs and expenses incurred in connection therewith (other than costs and expenses for which payment has been withheld) have been paid, and (iii) at least 95% of the costs previously disbursed and to be disbursed from the Project Account (including moneys to be disbursed in accordance with the next succeeding paragraph of this Section 3.3) are Qualified Costs of Construction, and all of such costs are costs permitted by the Act. The Company may withhold payment and direct the Trustee to retain in the Project Account an amount sufficient to pay any Cost of the Project which has been incurred; such retained moneys shall be disbursed after the Completion Date in the manner provided in Section 4.2 thereof. If the Company withholds the payment of any such cost or expense of the Project the certificate shall state the amount of such withholding and the reason therefor. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. It shall be the duty of the Company to cause such certificate to be furnished to the Trustee within 60 days after the Project shall have been completed.

	  	Moneys (including investment proceeds) remaining in the Project Account on the Completion Date may be used, at the direction of the Authorized Company Representative, to the extent indicated, for one or more of the following purposes:

      	(1)	for the payment, in accordance with the provisions
of this Agreement, of any Cost of the Project not theretofore paid, as specified in the above-mentioned completion certificate; or

      	(2)	for transfer to the Bond Fund, but only if, and to
the extent that, the Trustee has been furnished with an opinion of Bond Counsel to the effect that such transfer is lawful under the Act and does not adversely affect the exclusion from federal gross income of interest on any of the Bonds.

  	Any moneys (including investment proceeds) remaining in
the Project Account on the Completion Date and not set aside for the payment of Costs of the Project as specified in (1) above or transferred to the Bond Fund pursuant to (2) above shall on such date be deposited by the Trustee in a separate escrow account and used to pay all or part of the redemption price of Bonds at the earliest redemption date or dates on which Bonds may be redeemed without the payment of a premium or, at the option of the
Company, at an earlier redemption date or dates; provided that, until so used such moneys may also be used, at the direction of the
Authorized Company Representative, for one or more of the following purposes:
	  (a)	to pay all or part of the price of purchasing Bonds
on tender, in the open market or at private sale, at a purchase price not in excess of 100% of the principal amount of such Bonds plus accrued interest to the date of such purchase for the purpose of cancellation;

      	(b)	for the payment of qualifying costs of any
additional improvements to be installed or constructed in connection with the Project; provided that such use of funds is permitted under the Act; or

      	(c)	for any other purpose permitted by the Act; provided, that
the earnings on the investment of the moneys on deposit in such escrow account shall be transferred on each interest payment date on the Bonds to the Bond Fund and shall be used to pay interest on the Bonds coming due on each interest payment date on the Bonds (or to reimburse the Bank for draws under the Letter of Credit to pay interest on the Bonds), but no moneys on deposit in such escrow account may be used for any of the purposes specified in this paragraph (including the redemption of Bonds) unless and until the Trustee has been furnished with an opinion of Bond Counsel to the effect that such use is lawful under the Act and does not adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds; and provided further that, until used for one or more of the foregoing purposes, moneys on deposit in such escrow account may be invested in investments authorized by Section 4.3 of this Agreement, but may not be invested to produce a yield on such moneys (computed from the Completion Date and taking into account any investment of uch moneys during the period from the Completion Date until such moneys were deposited in such escrow account) greater than the yield on the Bonds from which such proceeds were derived, all as such terms are used in and determined in accordance with section
148 of the Code and regulations promulgated thereunder.

  	In the event the moneys in the Project Account available for payment of the Costs of the Project should not be sufficient to pay the costs therefor, in full, the Company agrees to pay directly or to deposit in the Project Account moneys sufficient to pay, the costs of completing the Project as may be in excess of the moneys available therefor in the Project Account. The Issuer does not make any warranty, either express or implied, that the moneys which will be paid into the Project Account and which, under the provisions of this Agreement, will be available for payment of the Costs of the Project, will be sufficient to pay all he costs which will be incurred in that connection. The Company agrees that if after exhaustion of the moneys in the Project Account the Company should pay, or deposit moneys in the Project Account for the payment of any portion of the said costs of the Project pursuant to the provisions of this Section it shall not be entitled to any reimbursement therefor from the Issuer or from the Trustee or from the owners of any of the bonds, nor shall it be entitled to any diminution of the amounts payable under this Agreement.


	  Article IV
	  Issuance of Bonds; Deposit of Proceeds; Disbursements

  	Section 4.1. Issuance of Bonds; Deposit of Proceeds. In order to finance the Project, the Issuer will issue, sell, and deliver the Bonds to the initial purchasers thereof and deposit the proceeds of the Bonds with the Trustee as provided in Section 5.01 of the Indenture. Such deposit shall constitute a loan to the Company under this Agreement. The Issuer authorizes the Trustee to disburse the proceeds of the Bonds in accordance with Section 3.01 of the Indenture. The Company hereby approves the Indenture and the issuance by the Issuer of the Bonds.

  	Section 4.2.  Disbursements from the Project Account.  The
Issuer authorizes and directs the Trustee upon compliance with Section 5.11 of the Indenture to disburse the moneys in the Project Account to or on behalf of the Company for the following purposes:
      	(a)	Payment to the Company of such amounts, if any,
as shall be necessary to reimburse the Company for advances and payments made by it prior to or after the delivery of the Bonds for expenditures in connection with the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof) and the acquisition, construction, and rehabilitation of the Project.

      	(b)	Payment of the initial or acceptance fee of the
Trustee, fees of the Trustee and paying agent incurred during the Construction Period, fees of the Remarketing Agent for the placement of the Bonds, legal, financial, and accounting fees and expenses, printing and engraving costs incurred in connection with the authorization, sale, and issuance of the Bonds, the execution and filing of the Indenture and the preparation of all other documents in connection therewith, and payment of all fees, costs, and expenses for the preparation of this Agreement, the Indenture, the Bonds, and all related agreements and instruments.

	      (c)	Payment for labor, services, materials, and supplies
used or furnished in the acquisition, construction, and rehabilitation of the Project, all as provided in the plans, specifications, and work orders therefore, payment for the cost of the construction, acquisition, and installation of utility services or other facilities, and acquisition and installation of all real and personal property deemed necessary in connection with the Project and payment for the miscellaneous capitalized expenditures incidental to any of the foregoing items.

      	(d)	Payment of the fees, if any, for architectural,
engineering, legal, printing, underwriting, and supervisory services with respect to the Project.

	(e)	To the extent not paid by a contractor for construction with respect to any part of the Project, payment of the premiums on all insurance required to be taken out and maintained during the Construction Period.
	(f)	Payment of the taxes, assessments, and other charges, if
any, that may become payable during the Construction Period with respect to the Project, or reimbursement thereof if paid by the Company.
	(b)	Payment of expenses incurred in seeking to enforce
any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.
      	(h)	Interest on the Bonds during the Construction
Period (or reimbursement of the Bank for draws under the Letter of Credit to pay such interest).

      	(i)	Fees of the Bank during the Construction Period
for the issuance of the Letter of Credit.

      	(j)	Payment of any other costs permitted by the Act
which will not affect the exemption from federal income taxes of interest on the Bonds.

  	All moneys remaining in the Project Account after the Completion Date and after payment or provision for payment of all other items provided for in the preceding subsections (a) to (j), inclusive, of this Section, shall at the direction of the Company be used in accordance with Section 3.3 hereof.

 	Each of the payments referred to in this Section shall be made upon receipt by the Trustee of a written order complying with the form set forth in Section 5.11 of the Indenture signed by the Authorized Company Representative.
  	The Company covenants and agrees that it will cause at least 95% of the moneys in the Bond Proceeds Fund (including any earnings on investment of such moneys) to be disbursed for Qualified
Costs of Construction and all of such proceeds to be disbursed for costs permitted by the Act. The Company further covenants that no more than $160,000 of the moneys in the Bond Proceeds Fund will be disbursed for payment of issuance costs within the meaning of the Code.

  	Section 4.3. Investment of Moneys. Any moneys held as a part of the Bond Fund or the Project Account shall be invested or reinvested by the Trustee, at the direction of the Authorized Company Representative as provided in Section 5.05 of the Indenture and in the Tax Agreement, to the extent permitted by law in Qualified Investments. Any such investment may be purchased at the offering or market price thereof at the time of such purchase. The Trustee may make any and all such investments through its own bond department.
 	The investments so purchased shall be held by the Trustee and shall be deemed at all times a part of the fund for which they were made and the interest accruing thereon and any profit realized therefrom shall be credited to such fund and any net losses resulting from such investment shall be charged to such fund and paid by the Company.


	  Article V
	  Repayment

  	Section 5.1.  Repayment.  (a)  Principal, Premium, and
Interest. The Company will repay the loan made to it under Article IV as follows: On or before 11:00 a.m. (local time at the principal corporate office of the Trustee) on each day on which any payment of principal of, premium, if any, or interest on the Bonds shall become due (whether on an interest payment date, at maturity, or upon redemption or acceleration or otherwise), the Company will pay, in immediately available funds, an amount which, together with other moneys held by the Trustee in the Bond Fund and available therefor (including, without limitation, proceeds of draws under the
Letter of Credit), will enable the Trustee to make such payment in full in a timely manner. If the Company defaults in any payment required by this Section, the Company will pay interest (to the extent allowed by law) on such amount until paid at the rate provided for in the Bonds.
  	(b)	Purchase Price.  The Company agrees to pay to the
Tender Agent (or if the Bonds are in the Book Entry System, the Trustee) amounts sufficient to pay the purchase price of Bonds on each optional or mandatory tender date pursuant to Section 2.03 or 2.04 of the Indenture, provided the Company shall receive a credit for the amount of remarketing or Letter of Credit proceeds available for such purpose under the Indenture on each such date.

  	(c)	Company to Make up Deficiencies.  In furtherance
of the foregoing, so long as any Bonds are outstanding the Company will pay all amounts required to prevent any deficiency or default in any payment of the principal or purchase price of, premium, if any, or interest on the Bonds, including any deficiency caused by an act or failure to act by the
Trustee, the Company, the Issuer, or any other person.
	   (d)	Assignment.  All amounts payable under this
Section by the Company are assigned by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Bondholders. The Company consents to such assignment. Accordingly, the Company will pay directly to the Trustee (or in the case of the purchase price of Bonds when the Bonds are not in a Book Entry System, to the Tender Agent) at its corporate trust office all payments payable by the Company pursuant to this Section.

 	(e)	Payments under Reimbursement Agreement.  The
Company will pay or cause to be paid all amounts owed to the Bank under the Reimbursement Agreement directly to the Bank when due and no such payment shall be made to the Trustee.

  	Section 5.2. Additional Payments. The Company will also pay the following within 30 days after receipt of a bill therefor:

  	(a)	The fees and expenses of the Issuer in connection
with this Agreement and the Bonds, such fees and expenses to be paid directly to the Issuer.
  	(b)	(i) The fees and expenses of the Trustee, the
Tender Agent, and all other fiduciaries and agents serving under the Indenture (including any expenses in connection with any redemption of the Bonds), and (ii) all fees and expenses, including attorneys" fees, of the Trustee for any extraordinary services rendered by it under the Indenture. All such fees and expenses are to be paid directly to the Trustee or other fiduciary or agent for its own account as and when such fees and expenses become due and payable.

  	(c)	The fees and expenses of the Remarketing Agent
in accordance with the terms of the Remarketing Agreement.

  	The Company agrees to pay all Project costs not paid or reimbursed with Bond proceeds. The Company has not and will not maintain that it is entitled to an exemption from State sales taxes on personal property acquired in conjunction with the Project.
  	Section 5.3.  Prepayments.  The Company may prepay to
the Trustee all or any part of the amounts payable under Section 5.1(a) at any time, provided that the Bonds shall be subject to redemption solely as provided in the Indenture and the Bonds. A prepayment shall not relieve the Company of its obligations under this Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture. In the event of a mandatory redemption of the Bonds, the Company will prepay all amounts necessary for such redemption.

Section 5.4.  Obligations of Company Unconditional.
The obligations of the Company to make the payments required by Sections
5.1 and 5.3 and to perform its other agreements contained in this Agreement shall be absolute and unconditional. Until the principal of and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Company (a) will not suspend or discontinue any payments provided for in Section 5.1 hereof, (b) will perform all its other agreements in this Agreement and (c) will not terminate this Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either, or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability, or obligation arising from or connected with this Agreement.

	  	Section 5.5. Letter of Credit. The Company shall provide for the delivery of the initial Letter of Credit to the Trustee simultaneously with the original issuance and delivery of the Bonds. The Company may provide for the delivery of an Alternate Credit Facility in substitution or replacement for the then current Letter of Credit but only in accordance with
Section 5.03 of the Indenture.

	  Section 5.6.  Purchase of Bonds Prohibited.  So long as a
Letter of Credit is in effect, the Company shall not, directly or indirectly, purchase any Bonds with any funds that do not constitute Available Moneys, except as required by Section 5.1(b) of this Agreement.

  	Section 5.7.  Mode Conversions.  The Company has the
option to cause the interest rate on the Bonds to be converted from one Mode to another or from an Adjustable Rate Period of one duration to an Adjustable Rate Period of the same or a different duration. Such option may be exercised by the Company as provided in the Indenture.

	  Article VI
	  Other Company Agreements

  	Section 6.1.  Maintenance of Existence.  The Company
agrees that during the term of this Agreement and so long as any Bond is outstanding, it will maintain its corporate existence, will continue to be a corporation in good standing under the laws of the State, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Company) to consolidate with or merge into it, or sell or otherwise transfer to another legal entity all or substantially all its assets as an entirety and dissolve, unless (a) in the case of any merger or consolidation, the Company is the surviving corporation, or (b)(i) the surviving, resulting, or transferee legal entity is organized and existing under the laws of the United States, a state thereof or the District of Columbia, and (if not the Company) assumes in writing all the obligations of the

 Company under this Agreement, the Remarketing Agreement, and the Tax Agreement and (ii) no event which constitutes, or which with the giving of notice or the lapse of time or both would constitute an Event of Default shall have occurred and be continuing immediately after such merger, consolidation, or transfer.

  	Section 6.2.  Qualification in State.  Subject to the
provisions of Section 6.1 hereof, the Company agrees that throughout the term of this Agreement, it will remain qualified to do business in the State.

  	Section 6.3.  Financial Reports.  The Company agrees to
have an annual audit made by its regular independent certified public
accountants and to furnish the Trustee (within 60 days after  	  receipt by the
Company) with a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of each fiscal year and the results of operations of the Company and its consolidated subsidiaries, if any, for each fiscal year, accompanied by the opinion of said accountants. The
Trustee will hold such reports solely for the purpose of making them available at its principal corporate trust office for examination by the Bondholders, and is not required to notify the Bondholders of the contents of any such report.

  	Section 6.4.  Arbitrage.  The Company covenants with the
Issuer and for and on behalf of the purchasers and owners of the Bonds from time to time outstanding that so long as any of the Bonds remain outstanding, moneys on deposit in any fund in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds" within the meaning of section 148 of the Code, and any lawful regulations promulgated thereunder, as the same exist on this date, or may from time to time hereafter be amended, supplemented, or revised. The Company also covenants for the benefit of the Bondholders to comply with all of the provisions of the Tax Agreement and the Project Certificate. The Company reserves the right, however, to make any investment of such moneys permitted by State law, if, when and to the extent that said section 148 or regulations promulgated thereunder shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only if any investment made by virtue of such repeal, relaxation, or decision would not, in the written opinion of Bond Counsel, result in making the interest on the Bonds includible in the federal gross income of the owners of the Bonds.

  	Section 6.5.  Company"s Obligation with Respect to
Exclusion of Interest Paid on the Bonds. Notwithstanding any other provision hereof, the Company covenants and agrees that it will not take or authorize or permit, to the extent such action is within the control of the Company, any action to be taken with respect to the Project, or the proceeds of the Bonds (including investment earnings thereon), or any other proceeds derived directly or indirectly in connection with the Project, which will result in the loss of the exclusion of interest on the Bonds from the federal gross income of the owners of the Bonds under section 103 of the Code (except for any Bond during any period while any such Bond is held by a person referred to in section 147(a) of the Code; and the Company also will not omit to take any action in its power which, if omitted, would cause the above result. Toward that end, the Company covenants that it will comply with all provisions of the Tax Agreement and the Project Certificate. This provision shall control in case of conflict or ambiguity with any other provision of this Agreement.
	  Section 6.6. Payment of Taxes. The Company will pay and discharge promptly all lawful taxes, assessments, and other governmental charges or levies imposed upon the Project, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials, and supplies) which, if unpaid, might by law become a lien or charge upon the Project; provided that the Company shall not be required to pay any such tax, assessment, charge, levy, or claim (i) if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted; (ii) if the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto deemed adequate by the Company; and (iii) if failure to make such payment will not impair the use of the Project by the Company.

  	Section 6.7. Insurance. The Company agrees to maintain, or cause to be maintained, all necessary insurance with respect to the Project in accordance with its customary insurance practices. The Issuer shall have no obligation to maintain insurance with respect to the Project.

  	Section 6.8. Maintenance and Repair. The Company shall at all times during the term of this Agreement maintain, preserve, and keep the Project in good repair, working order, and condition, excepting normal wear and tear, and it will from time to time make or cause to be made all necessary and proper repairs and replacements in connection with the maintenance, repairs, and replacements referred to in this Section. The Issuer shall have no obligation with respect to the maintenance or repair of the Project.

  	Section 6.9. Financing Statements. The Company shall cause such security agreements, financing statements, and all supplements thereto and other instruments as may be required from time to time to be kept, to be recorded and filed in such manner and in such places as may be required by law in order to fully preserve, protect, and perfect the security of the Owners of the Bonds and the rights of the Trustee, and to perfect the security interest created by the Indenture.


	  Article VII
	  No Recourse to Issuer; Indemnification

  	Section 7.1. No Recourse to Issuer. The Issuer will not be obligated to pay the Bonds except from revenues provided by the Company or from other sources specified in the Indenture. The issuance of the Bonds will not directly or indirectly or contingently obligate the Issuer, the Unit, or the State to levy or pledge any form of taxation whatever or to make any appropriation for their payment. Neither the Issuer or the Unit nor any member or officer of the Issuer or the Unit nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds.

  	Section 7.2.  Release and Indemnification Covenants.  (a)
The Company shall indemnify and hold the Issuer, the Unit and the Texas Department of Commerce (including any official, agent, officer, director, or employee thereof and bond counsel to the Issuer) harmless against any and all claims asserted by or on behalf of any person, firm, corporation, private, or municipal, arising or resulting from, or in any way connected with
(i) the financing, installation, operation, use, or maintenance of the Project,
(ii) any act, including negligent acts, failure to act, or intentional misrepresentation by any person, firm, corporation, or governmental authority, including the Issuer and the Unit (except that neither the Issuer nor the Unit shall be indemnified for its willful misconduct, bad faith, or fraud), in connection with the issuance, sale, or delivery of the Bonds, (iii) any act, failure to act, or misrepresentation by the Issuer or the Unit in connection with, or in the performance of any obligation related to the issuance, sale, and delivery of the Bonds or under this Agreement or the Indenture, or any other agreement executed by or on behalf of the Issuer or the Unit, including all liabilities, costs, and expenses, including attorneys' fees, incurred in any action or proceeding brought by reason of any such claim. In the event that any action or proceeding is brought against the Issuer by reason of any such claim, such action or proceeding shall be defended against by counsel as the Issuer or the Unit shall determine, and the Company shall indemnify the Issuer and the Unit for costs of such counsel. The Company upon notice from the Issuer shall defend such an action or proceeding on behalf of the Issuer or the Unit. The Company shall also indemnify the Issuer and the Unit from and against all costs and expenses, including attorneys' fees, lawfully incurred in enforcing any obligation of the Company under this Agreement.

  	(b)	The Company shall indemnify the Trustee, the
Tender Agent, any person who "controls" the Remarketing Agent, the Bank, the Tender Agent, or the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, director, official, and employee of the Remarketing Agent, the Bank, the Tender
Agent, or the Trustee (collectively called the "Indemnified Parties") from and against, any and all claims, damages, demands, expenses, liabilities, and losses of every kind, character, and nature asserted by or on behalf of any person arising out of, resulting from, or in any way connected with (except for the Indemnified Party's own ct of negligence or malfeasance or misrepresentation) (i) the Bonds or the execution of any documents or the performance of any duties relating thereto, and
(ii) the condition, use, possession, conduct, management, planning, design, acquisition, construction, installation, renovation, or sale of the Project or any part thereof. The Company also covenants and agrees, at its expense, to pay, and to indemnify and hold the Indemnified Parties harmless of, from and against, all costs, attorneys' fees, expenses, and liabilities incurred in any action or proceeding brought by reason of any such claim or demand (except for the Indemnified Party's own act of negligence, malfeasance, or misrepresentation). In the event that any action or proceeding is brought against the Indemnified
Parties by reason of any such claim or demand, the Indemnified
Parties shall immediately notify the Company, which shall defend any action or proceeding on behalf of the Indemnified Parties, including the employment of counsel, the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the employment of such counsel has been specifically authorized by the Company or unless the Indemnified Parties shall reasonably determine that a conflict of interest exists as between the Indemnified Parties and the Company, in either of which instances the fees and expenses of such counsel shall be paid by the Company. If such separate counsel is employed, the Company may join in any such suit for the protection of its own interests. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Indemnified Parties.


	  Article VIII
	  Assignment

  	Section 8.1.  Assignment by Company.  The Company may
assign its rights and obligations under this Agreement without the consent of either the Issuer or the Trustee, but no assignment will, except as provided in the following paragraph, relieve the Company from primary liability for any obligations under this Agreement and no such assignment will be made unless the Company causes there to be delivered to the Trustee an opinion of Bond Counsel to the effect that such assignment will not cause interest on the Bonds to be includable in the gross income of the Owners thereof for federal income tax purposes.

  	Notwithstanding the provisions of the preceding paragraph, this Agreement may be assigned by the Company as provided in the preceding paragraph, but without the Company remaining primarily liable hereunder, if either (a) the Guaranty will continue to remain in full force and effect and enforceable notwithstanding such assignment, or (b) if the Guaranty is to be released in accordance with Section
9.05 of the Indenture in connection with such assignment, the release of the Guaranty is accomplished in accordance with the provisions of the Indenture.

  	Section 8.2. Assignment by Issuer. The Issuer will assign its rights under and interest in this Agreement (except for the Unassigned Rights) to the Trustee pursuant to the Indenture as security for the payment of the Bonds. Otherwise, the Issuer will not sell, assign, or otherwise dispose of its rights under or interest in this Agreement nor create or permit to exist any lien, encumbrance or other security interest in or on such rights or interest.

	  Article IX
	  Defaults and Remedies

  	Section 9.1. Events of Default; Remedies. The occurrence of any Event of Default under the Indenture shall constitute an Event of Default hereunder for so long as such Event of Default under the Indenture is continuing. Whenever any Event of Default has occurred and is continuing, the Trustee may take whatever action may appear necessary or desirable to collect the payments then due and to become due or to enforce performance of any agreement of the Company in this Agreement. Upon any acceleration of the Bonds under the Indenture, all amounts payable under Section 5.1(a) hereof shall be immediately due and payable without the necessity of any action by any party.

	 In addition, if an Event of Default is continuing with respect to any of the Unassigned Rights, the Issuer may take whatever action may appear necessary or desirable to it to enforce performance by the Company of such Unassigned Rights.

  	Any amounts collected pursuant to action taken under this Section (except for amounts payable directly to the Issuer or the Trustee pursuant to Section 5.2, 7.2, and 9.3) shall be applied in accordance with the Indenture.

  	Nothing in this Agreement shall be construed to permit the Issuer, the Trustee, any Bondholder, or any receiver in any proceeding brought under the Indenture to take possession of or exclude the Company from possession of the Project by reason of the occurrence of an Event of Default.

  	Section 9.2.  Delay Not Waiver; Remedies.  A delay or
omission by the Issuer or the Trustee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

  	Section 9.3. Attorneys Fees and Expenses. If the Company should default under any provision of this Agreement and the Issuer or the Unit should employ attorneys or incur other expenses for the collection of the payments due under this Agreement, the Company will on demand pay to the Issuer or the Unit, as appropriate, the fees of such attorneys and such other expenses so incurred by the Issuer.


	  Article X
	  Miscellaneous

  	Section 10.1. Notices. All notices or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed as provided in the Indenture.

  	Section 10.2. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Section 6.1.

  	Section 10.3.  Severability.  If any provision of this
Agreement shall be determined to be unenforceable at any time, that shall not affect any other provision of this Agreement or the enforceability of that provision at any other time.

  	Section 10.4.  Amendments.  After the issuance of the
Bonds, this Agreement may not be effectively amended or terminated without the written consent of the Trustee and in accordance with the provisions of the Indenture.

  	Section 10.5.  Right of Company to Perform Issuer's
Agreements. The Issuer irrevocably authorizes and empowers the Company to perform in the name and on behalf of the Issuer any agreement made by the Issuer in this Agreement or in the Indenture which the Issuer fails to perform in a timely fashion if the continuance of such failure could result in an Event of Default. This Section will not require the Company to perform any agreement of the Issuer.

  	Section 10.6. Expiration of Rights of Bank. It is expressly understood that any and all provisions of this Agreement for notices or the furnishing of documents, information, or reports to the Bank and the necessity of obtaining the consent of the Bank to any modifications, amendments, or supplements to this Agreement or waivers of any of the provisions hereof shall cease and determine and be of no further force and effect when (a) the Letter of Credit is not in effect and no amounts are due and payable by the Company to the Bank under the Reimbursement
Agreement, or (b) the Bank is in default on any of its obligations to pay drawings under the Letter of Credit submitted in conformity with the terms of the Letter of Credit.

  	Section 10.7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State.

  	Section 10.8.  Captions; References to Sections.  The
captions in this Agreement are for convenience only and do not define or limit the scope or intent of any provisions or Sections of this greement. References to Articles and Sections are to the Articles and Sections of this Agreement, unless the context otherwise requires.

  	Section 10.9.  cmplete Agreement.  This Agreement
represents the entire agreement between the Issuer and the Company with respect to its subject matter.

  	Section 10.10. Termination.  When no Bonds are
Outstanding under the Indenture, the Company and the Issuer shall not have any further obligations under this Agreement; provided that the Company"s covenants in Sections 6.4 and 6.5 and the provisions of Section 5.3 with respect to mandatory redemption of the Bonds shall survive so long as any Bond remains unpaid.

  	Section 10.11. Counterparts. This Agreement may be signed in several counterparts. Each will be an original, but all of them together constitute the same instrument.




	  	GRAPEVINE INDUSTRIAL
	  	DEVELOPMENT CORPORATION


	  	By	/s/
	  	                   President

	  Attest:


	  By                   /s/
	     Secretary


	  	TRENCOR JETCO, INC.



	  	By    /s/ Jerry Gilbert
	  	    Authorized Officer


	  Attest:


	  By   /s/ Albert E. Guth
	      Authorized Officer




	  Exhibit A
	  Project Description


  	The Project willconsist of (a) the acquisition of approximately 51 acres of land, an existing 140,000 square foot building and equipment and fixtures, (b) the rehabilitation and renovation of the building, and (c) the purchase of additional equipment to be located at the site. The rehabilitation and renovation of the building is to accommodate the manufacture of trenchers and canal excavating equipment.
The Project is located in the City of Grapevine, Texas and will be owned and operated by the Company.




	  TABLE OF CONTENTS



	  Recitals1


  Article I
  Definitions


  Article II
  Representations

      Section 2.1.  Representations of Issuer
      Section 2.2.  Representations of Company


  Article III
  Construction and Operation of the Project

      Section 3.1.  Construction of Project
      Section 3.2.  Operation of Project
      Section 3.3. Establishment of Completion Date; Obligation of Company to Complete

  Article IV
  Issuance of Bonds; Deposit of Proceeds; Disbursements

      Section 4.1.  Issuance of Bonds; Deposit of Proceeds
      Section 4.2.  Disbursements from the Project Account
      Section 4.3.  Investment of Moneys

  Article V
  Repayment

      Section 5.1.  Repayment
      Section 5.2.  Additional Payments
      Section 5.3.  Prepayments
      Section 5.4.  Obligations of Company Unconditional
      Section 5.5.  Letter of Credit
      Section 5.6.  Purchase of Bonds Prohibited
      Section 5.7.  Mode Conversions

  Article VI
  Other Company Agreements

      Section 6.1.  Maintenance of Existence
      Section 6.2.  Qualification in State
      Section 6.3.  Financial Reports
      Section 6.4.  Arbitrage
      Section 6.5. Company"s Obligation with Respect to Exclusion of Interest Paid on the Bonds
      Section 6.6.  Payment of Taxes
      Section 6.7.  Insurance
      Section 6.8.  Maintenance and Repair
      Section 6.9.  Financing Statements

  Article VII
  No Recourse to Issuer; Indemnification

      Section 7.1.  No Recourse to Issuer
      Section 7.2.  Release and Indemnification Covenants

  Article VIII
  Assignment

      Section 8.1.  Assignment by Company
      Section 8.2.  Assignment by Issuer

  Article IX
  Defaults and Remedies

      Section 9.1.  Events of Default; Remedies
      Section 9.2.  Delay Not Waiver; Remedies
      Section 9.3.  Attorneys Fees and Expenses

  Article X
  Miscellaneous

      Section 10.1.  Notices
      Section 10.2.  Binding Effect
      Section 10.3.  Severability
      Section 10.4.  Amendments
      Section 10.5.  Right of Company to Perform Issuer's Agreements
      Section 10.6.  Expiration of Rights of Bank
      Section 10.7.  Applicable Law
      Section 10.8.  Captions; References to Sections
      Section 10.9.  Complete Agreement
      Section 10.10. Termination
      Section 10.11. Counterparts

Execution16
Exhibit A - Project Description